Exhibit 99.1

	Contacts:	Robert McPherson
Sr. Vice President, CFO
Metals USA Holdings Corp
FOR IMMEDIATE RELEASE		954-202-4000

METALS USA REPORTS THIRD QUARTER 2010 RESULTS

October 22, 2010 – FORT LAUDERDALE, FLORIDA – Metals USA Holdings Corp. (NYSE: MUSA) today reported its results for the three months ended September 30, 2010. Sales revenues for the third quarter of 2010 were $345.3 million compared to sales revenues of $335.0 million for the second quarter of 2010 and $255.4 million for the third quarter of 2009. Metal shipments for the third quarter of 2010 were 273,000 tons, sequentially improved from second quarter 2010 shipments of 270,000 tons and also better than 218,000 tons for third quarter 2009. Operating income for the third quarter of 2010 was $18.9 million, compared to $17.4 million for the second quarter of 2010 and $12.7 million recorded for the three months ended September 30, 2009. Third quarter 2010 results included a full quarter of contribution from our latest acquisition, J. Rubin & Co.

Net income for the three months ended September 30, 2010, was $5.8 million, or $0.16 per share. This compares to net income of $2.5 million, or $0.07 per share for the second quarter 2010 and a net loss of $1.8 million, or a loss per share of $0.07 for the quarter ending September 30, 2009.

Adjusted EBITDA (as defined and calculated in the attached table), a non-GAAP financial measure used by the Company and its lenders to evaluate the performance of the business, was $24.3 million for the third quarter of 2010, compared to second quarter 2010 Adjusted EBITDA of $25.7 million and third quarter 2009 Adjusted EBITDA of $19.7 million. Interest expense for the third quarter of 2010 was $8.7 million. The Company recognized depreciation and amortization expenses of $4.4 million in the three months ended September 30, 2010.

Lourenco Goncalves, the Company’s Chairman, President and C.E.O., stated: “Demand trends from our broad customer base indicate the economy remains in slow recovery mode. We continue to identify and take advantage of bright spots in automotive, aerospace, appliances, industrial equipment manufacturers and land-based oil and gas. In contrast, non-residential construction continues to be weak.” Mr. Goncalves added: “Customers remain cautious in their order patterns, and we have not seen any trend of inventory build across our customer base. We anticipate the fourth quarter will experience a continuation of current depressed steel prices and seasonally lower demand compared to third quarter.”

Net cash used in operating activities for the nine month period ending September 30, 2010, was $47.7 million. During the third quarter 2010, the Company’s working capital increased $18.4 million due to a slight increase in inventory volumes and modestly higher prices at quarter-end. Capital expenditures were $0.8 million for the quarter and $2.2 million for the nine month period ending September 30, 2010. The Company had $75.5 million drawn under its asset-based credit facility (the “ABL Facility”) at September 30, 2010, with excess availability of $214.5 million which exceeds the $122.9 million available at December 31, 2009. Availability under the ABL Facility expanded commensurate with the increase in working capital. Net debt at September 30, 2010, of $295.2 million exceeded net debt of $289.1 million on June 30, 2010, due primarily to the increase in working capital.

Conference Call and Webcast

Metals USA has scheduled a conference call for Friday, October 22, 2010 at 11 a.m. Eastern Time. Anyone interested in hearing the call live may gain access via the Company’s website. A replay of the call will be available approximately two hours after the live broadcast ends and will be available for approximately 30 days. To access the replay, dial (888) 286-8010 and enter the pass code 61449526.

About Metals USA

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s historical Form 10-Ks and Form 10-Qs which are on file with the Securities and Exchange Commission for more complete historical information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission, together with press releases and other information investors may find of interest, can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the federal securities law which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. Such statements include, but are not limited to, statements concerning the Company’s plans, projections concerning revenue, profitability, raw material pricing, cash flows, earnings, sales, volumes, balance sheet strength, debt or other financial and operational measures; projected working capital needs; demand trends for the Company’s products or its markets; pricing trends for metal or other raw materials and finished goods and the impact of pricing changes; anticipated capital expenditures; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain; projected timing, results, benefits, costs, charges and expenditures related to acquisitions or divestitures; the ability to operate profitably and generate cash in the current economic environment, the ability to capture and maintain margins and market share and to develop or take advantage of future opportunities, new products, services and markets; expectations for Company and customer inventories and customer orders; expectations for the economy and markets or improvements therein; expectations for improving earnings, margins or shareholder value; and other non-historical matters. Factors that could cause the Company’s results to differ materially from actual results or current expectations include, but are not limited to, changes in metal prices, the effect of economic conditions generally in the United States and international economies and within major product markets, including a prolonged or substantial economic downturn; the effect of consolidation or other actions of our suppliers; disruptions in our sources of supply; increased competition and the other factors detailed in the Company’s Registration Statement on Form S-1 relating to its IPO under the caption “Risk Factors” and other reports filed with the Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date and the Company disclaims any duty to update the information herein.

-Tables follow -

Metals USA Holdings Corp.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2010	2009	2010	2010	2009

Revenues:
Net sales	$345.3	$255.4	$335.0	$968.2	$853.4
Operating costs and expenses:
Cost of sales (exclusive of operating and delivery, and depreciation and amortization shown below)	268.9	185.9	257.2	744.5	702.4
Operating and delivery	33.5	31.6	32.9	97.7	97.5
Selling, general and administrative	19.6	20.5	19.8	60.4	66.6
Depreciation and amortization	4.4	4.7	4.4	13.4	14.2
Gain on sale of property and equipment	—	—	—	(0.1)	—
Advisory agreement termination charge	—	—	3.3	3.3	—

Operating income (loss)	18.9	12.7	17.4	49.0	(27.3)
Other (income) expense:
Interest expense	8.7	14.0	9.5	29.9	50.5
Loss (gain) on extinguishment of debt	—	(0.7)	3.5	3.5	(89.1)
Other (income) expense, net	—	—	—	—	(0.3)

Income (loss) before income taxes	10.2	(0.6)	4.4	15.6	11.6
Provision for income taxes	4.4	1.2	1.9	7.2	3.7

Net income (loss)	$5.8	$(1.8)	$2.5	$8.4	$7.9

Income (loss) per share:
Income (loss) per share - basic	$0.16	$(0.07)	$0.07	$0.26	$0.32
Income (loss) per share - diluted	$0.16	$(0.07)	$0.07	$0.26	$0.32

Number of common shares used in the per share calculation:
Basic	37.0	24.5	35.4	32.7	24.5
Diluted	37.3	24.5	35.7	33.0	24.5

Metals USA Holdings Corp.

Unaudited Consolidated Balance Sheets

(In millions, except share amounts)

	September 30, 2010	December 31, 2009

Assets
Current assets:
Cash	$12.4	$6.0
Accounts receivable, net of allowance of $6.1 and $6.3, respectively	166.9	131.5
Inventories	265.3	216.0
Deferred income tax asset	14.8	14.5
Prepayments and other	4.5	6.5

Total current assets	463.9	374.5
Property and equipment, net	183.2	183.4
Intangible assets, net	6.3	8.4
Goodwill	47.5	45.6
Other assets, net	8.2	15.9

Total assets	$709.1	$627.8

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$65.0	$56.4
Accrued liabilities	37.6	38.9
Current portion of long-term debt	0.1	0.1

Total current liabilities	102.7	95.4
Long-term debt, less current portion	307.5	468.2
Deferred income tax liability	89.4	84.8
Other long-term liabilities	22.2	23.1

Total liabilities	521.8	671.5

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued or outstanding at September 30, 2010 and December 31, 2009, respectively	—	—
Common stock, $.01 par value, 140,000,000 shares authorized, 37,024,842 and 25,576,563 issued and outstanding at September 30, 2010 and December 31, 2009, respectively	0.4	0.2
Additional paid-in capital	229.3	7.5
Retained deficit	(42.6)	(51.0)
Accumulated other comprehensive income (loss)	0.2	(0.4)

Total stockholders’ equity (deficit)	187.3	(43.7)

Total liabilities and stockholders’ equity (deficit)	$709.1	$627.8

Metals USA Holding Corp.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended September 30,
	2010	2009

Cash flows from operating activities:
Net income	$8.4	$7.9
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Gain on sale of property and equipment	(0.1)	—
Provision for bad debts	1.3	2.7
Depreciation and amortization	14.9	15.9
Loss (gain) on extinguishment of debt	3.5	(89.1)
Amortization of debt issuance costs and discounts on long-term debt	2.9	4.1
Deferred income taxes	1.5	22.5
Stock-based compensation	0.7	0.3
Excess tax benefit from stock-based compensation	(0.1)	—
Non-cash interest on PIK option	6.2	17.6
Cash payment of interest on PIK option	(23.2)	—
Advisory agreement termination charge	3.3	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(32.8)	59.1
Inventories	(43.2)	196.6
Prepayments and other	2.2	3.1
Accounts payable and accrued liabilities	5.2	(11.0)
Other operating	1.6	(1.3)

Net cash (used in) provided by operating activities	(47.7)	228.4

Cash flows from investing activities:
Sale of assets	0.2	0.2
Purchases of assets	(2.2)	(3.6)
Acquisition costs, net of cash acquired	(19.0)	(4.2)

Net cash used in investing activities	(21.0)	(7.6)

Cash flows from financing activities:
Borrowings on credit facility	60.0	79.0
Repayments on credit facility	(59.5)	(357.0)
Repayments of long-term debt	(146.7)	(89.4)
Excess tax benefit from stock-based compensation	0.1	—
Net proceeds from initial public stock offering	221.2	—

Net cash provided by (used in) financing activities	75.1	(367.4)

Net increase (decrease) in cash	6.4	(146.6)
Cash, beginning of period	6.0	166.7

Cash, end of period	$12.4	$20.1

Metals USA Holdings Corp.

Unaudited Supplemental Segment and Non-GAAP Information

(In millions, except shipments)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2010	2009	2010	2010	2009
Segment:

Flat Rolled and Non-Ferrous:
Net sales	$180.1	$115.5	$177.0	$509.1	$374.0
Operating income	$12.1	$8.9	$13.2	$36.2	$9.7
Depreciation and amortization	$1.7	$1.7	$1.7	$5.2	$5.3
EBITDA (1)	$13.8	$10.6	$14.9	$41.4	$15.0
Adjusted EBITDA (2)	$13.8	$10.6	$14.9	$41.4	$15.0
Shipments (3)	138	107	146	418	330

Plates and Shapes:
Net sales	$144.4	$115.8	$136.5	$402.8	$413.1
Operating income (loss)	$9.7	$7.9	$11.4	$30.2	$(17.8)
Depreciation and amortization	$2.3	$2.5	$2.3	$7.0	$7.2
EBITDA (1)	$12.0	$10.4	$13.7	$37.2	$(10.6)
Adjusted EBITDA (2)	$12.0	$11.1	$13.7	$37.2	$(9.8)
Shipments (3)	137	113	126	380	370

Building Products:
Net sales	$23.2	$26.1	$24.3	$63.7	$73.0
Operating income (loss)	$1.2	$1.2	$0.6	$0.1	$(2.6)
Depreciation and amortization (5)	$0.6	$0.9	$0.6	$1.8	$2.1
EBITDA (1)	$1.8	$2.1	$1.2	$1.9	$(0.5)
Adjusted EBITDA (2)	$1.8	$2.3	$1.2	$1.9	$0.1
Shipments (3)	—	—	—	$—	—

Corporate and other:
Net sales	$(2.4)	$(2.0)	$(2.8)	$(7.4)	$(6.7)
Operating loss	$(4.1)	$(5.3)	$(7.8)	$(17.5)	$(16.6)
Depreciation and amortization	$0.3	$0.4	$0.3	$0.9	$1.3
EBITDA (1)	$(3.8)	$(4.9)	$(7.5)	$(16.6)	$(15.3)
Adjusted EBITDA (2)	$(3.3)	$(4.3)	$(4.1)	$(12.3)	$(14.0)
Shipments (3) (4)	(2)	(2)	(2)	(6)	(6)

Consolidated:
Net sales	$345.3	$255.4	$335.0	$968.2	$853.4
Operating income (loss)	$18.9	$12.7	$17.4	$49.0	$(27.3)
Depreciation and amortization (5)	$4.9	$5.5	$4.9	$14.9	$15.9
EBITDA (1)	$23.8	$18.2	$22.3	$63.9	$(11.4)
Adjusted EBITDA (2)	$24.3	$19.7	$25.7	$68.2	$(8.7)
Shipments (3)	273	218	270	792	694

(1)	EBITDA is the summation of Operating income (loss) and Depreciation and amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or a measure of liquidity.
(2)	Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indentures governing our notes.
(3)	Unaudited and is expressed in thousands of tons. Not a meaningful measure for Building Products.
(4)	Negative net sales and shipment information represent the elimination of intercompany transactions.
(5)	Includes depreciation expense recorded in cost of sales.

EBITDA and Adjusted EBITDA Non-GAAP Measures, Reconciliations and

Explanations

EBITDA represents net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA (as defined by the loan and security agreement governing the ABL facility and the indenture governing our notes) is defined as EBITDA further adjusted to exclude certain non-cash, non-recurring and realized (or in the case of the indenture, expected) future cost savings directly related to prior acquisitions. EBITDA and Adjusted EBITDA are not defined terms under GAAP. Neither EBITDA nor Adjusted EBITDA should be considered an alternative to operating income or net income as a measure of operating results or an alternative to cash flow as a measure of liquidity.

There are material limitations associated with making the adjustments to our earnings to calculate EBITDA and Adjusted EBITDA and using these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures. For instance, EBITDA and Adjusted EBITDA do not include:

*	interest expense, and because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

*	depreciation and amortization expense, and because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and

*	income tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by our investors and other interested parties, as well as by our management, in the evaluation of companies in our industry, many of which present EBITDA when reporting their results. In addition, EBITDA provides additional information used by our management and board of directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes EBITDA facilitates their operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).

We believe that the inclusion of supplemental adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about the performance of the business, and we are required to reconcile net income to Adjusted EBITDA to demonstrate compliance with debt covenants. Management uses Adjusted EBITDA as a key indicator to evaluate performance of certain employees.

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2010	2009	2010	2010	2009
	(In millions)

Operating income (loss)	$18.9	$12.7	$17.4	$49.0	$(27.3)
Depreciation and amortization (1)	4.9	5.5	4.9	14.9	15.9

EBITDA	23.8	18.2	22.3	63.9	(11.4)
Indenture defined adjustments to EBITDA:
Facility closure and severance costs	—	1.1	—	—	1.5
Stock options and grant expense	0.5	0.1	0.1	0.7	0.3
Management fees and other costs	—	0.3	3.3	3.6	0.9

Adjusted EBITDA	$24.3	$19.7	$25.7	$68.2	$(8.7)

(1)	Includes depreciation expense recorded in cost of sales for the Building Products Group.